                                                                     Exhibit 5.1


                              BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                Tel: 617-951-8000
                                Fax: 617-951-8736



                               September 21, 2006


Acme Packet, Inc.
71 Third Avenue
Burlington, Massachusetts 01803

         RE:   REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as counsel to Acme Packet, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "ACT"), of an aggregate of 13,195,707 of common stock, par value $0.001 per share of the Company (the "SHARES"), pursuant to a Registration Statement on Form S-1 (File No. 333-13463) (as amended, the "REGISTRATION STATEMENT"), initially filed with the Securities and Exchange Commission on June 2, 2006, of which (i) up to 8,000,000 shares which may be sold by the Company, including 1,721,179 shares in order to cover over-allotments, and (ii) the remaining 3,474,528 shares which may be sold by certain stockholders of the Company (the "SELLING STOCKHOLDERS").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company, the Selling Stockholders and the underwriters named therein (the "UNDERWRITING AGREEMENT"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement.

         Our opinion expressed in paragraph 2 below, insofar as it relates to the Shares to be sold by the Selling Stockholders being fully paid, is based solely on a certificate of the chief financial officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorized, and when delivered and paid for by the Underwriters (as such term is defined in the Underwriting Agreement) in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

         (2) The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Bingham McCutchen LLP

                                                     BINGHAM MCCUTCHEN LLP